Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. (Pink Sheets: WRVC)

Contact:	Mark R. Ruh	Martin J. Szumski
	President & Chief Operating Officer	Chief Financial Officer

Address:	1445 Brookville Way	1445 Brookville Way
	Suite I	Suite I
	Indianapolis, IN 46239	Indianapolis, IN 46239

Phone:	(317) 806-2166 x 6468	(858) 759-6057

July 27, 2006

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR THE 2nd QUARTER OF 2006

Net Income for the Second Quarter of 2006 Totaled $3.6 Million

Indianapolis, Indiana . . . White River Capital, Inc. (Pink Sheets: WRVC) (“White River”) today announced net income for the second quarter 2006 was $3.6 million, or $0.94 per diluted share (based upon 3,868,828 diluted shares outstanding), compared to second quarter 2005 net income of $12.5 million, or $40.36 per diluted share (based upon 310,191 diluted shares outstanding). The results for the second quarter of 2006 are due to the following:

•	activity from the Coastal Credit LLC (“Coastal Credit”) subsidiary contributed $1.9 million to net income,

•	activity from the Union Acceptance Company LLC (“UAC”) subsidiary contributed $0.8 million to net income (the result of $2.6 million of earnings from operations and a $(1.8)

million loss from creditor notes payable extinguishment of debt and inter-company transfers),

•
activity at the holding company contributed $0.5 million to net income (the result of a $(1.1) million loss from interest and holding company expenses and a $1.6 million gain from creditor notes payable extinguishment of debt and inter-company transfers), and

•	an income tax benefit of $0.4 million.

On June 9, 2006, UAC sold receivables in Chapter 13 bankruptcy status from its portfolio to an unrelated third party. These accounts had a combined secured and unsecured receivable balance of approximately $10.6 million which, on each account, was previously charged off to a book value of zero during the Chapter 13 bankruptcy process.

Mark Ruh, President and Chief Operating Officer, stated, "During the second quarter, UAC had continued favorable portfolio performance, and this added $3.3 million in accumulated other comprehensive income to our equity base, while the successful Chapter 13 account sale from the UAC portfolio further enhanced the company’s overall liquidity. Also, Coastal Credit continued its excellent overall performance." Mr. Ruh continued, "White River’s earnings volatility will continue in the future as the UAC portfolio continues to liquidate.”

Martin Szumski, Chief Financial Officer, commented, "We are pleased with the continued growth of our equity foundation during the second quarter. Our equity is now $64.9 million, and tangible equity is now $29.9 million. These values translate into a book value per share of $17.03 and a tangible book value per share of $7.83, while our tangible equity is now 15.75% of tangible assets."

INTEREST ON RECEIVABLES

Interest on receivables for the second quarter of 2006 totaled $9.6 million compared to $5.4 million for the second quarter of 2005. The increase in interest on receivables resulted largely from the activity of Coastal Credit, which White River acquired during the third quarter of 2005.

ACCRETION AND OTHER INTEREST

Accretion and other interest decreased to $2.7 million compared to $4.2 million for the quarters ended June 30, 2006 and 2005, respectively. The Chapter 13 account sale from the UAC portfolio contributed approximately $1.4 million of the accretion and other interest during the second quarter 2006. However, the overall decrease is attributable to a decrease in accretion income related to lower cash distributions from the UAC Master Trust account.

RECOVERY (PROVISION) FOR ESTIMATED CREDIT LOSSES

Recovery (provision) for estimated credit losses was a $523,000 recovery compared to a $(1.4) million provision for the quarters ended June 30, 2006 and 2005, respectively. UAC significantly contributed to the recovery for estimated credit losses with a $1.6 million recovery due to the improved performance of the securitized finance receivable portfolio during the second quarter 2006. The provision at Coastal Credit for the quarter ended June 30, 2006 was $(1.0) million.

CHARGE TO MASTER TRUST, NET

The charge to Master Trust, net was $(2.4) million for the quarter ended June 30, 2006 compared to $(1.4) million for the quarter ended June 30, 2005. Charge to Master Trust, net is an expense related to future transfers of funds to the Master Trust from on balance sheet securitized finance receivables of UAC. As the performance of UAC’s on balance sheet securitized finance receivables has improved, there has been a recovery for estimated credit losses, and interest income has increased. Thus, the amounts related to future transfers of funds owed to the Master Trust has increased resulting in an increase in the charge to Master Trust, net.

GAIN (LOSS) FROM EXTINGUISHMENT OF DEBT

The loss from extinguishment of debt was $(0.2) million for the quarter ended June 30, 2006. This value is the net of a $(1.8) million loss at UAC and a $1.6 million gain at the holding company from the creditor notes payable extinguishment of debt and inter-company transfers. More specifically, this activity is related to (1) the purchase by White River during this period of almost all of UAC’s remaining general unsecured claims which it did not already own, and (2) to distributions from UAC to the holding company on UAC debt owned by the holding company. The gain from extinguishment of debt was $11.1 million for the quarter ended June 30, 2005. This gain is related to the purchase by White River of a significant portion of UAC’s restructured subordinated notes during June 2005.

White River now owns approximately 99% of UAC’s general unsecured claims. White River continues to own 89.1% of UAC’s subordinated notes.

INCOME TAX BENEFIT

On a quarterly basis, White River calculates the deferred tax asset valuation allowance based on the estimated taxable income for the future five year period and makes adjustments as required. For the quarter ended June 30, 2006, this adjustment resulted in an income tax benefit of $439,000. This income tax benefit was the result of a $470,000 benefit from the reversal of a portion of the deferred tax asset valuation allowance partially offset by state income tax expenses of $31,000.

CREDIT QUALITY

The following tables set forth delinquency, loan loss reserve levels, and securitized pool loss information for Coastal Credit and UAC:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	June 30,	December 31,
	2006	2005

Finance receivables - gross balance	$105,512	$97,820

Delinquencies:
30-59 days	1,121	1,124
60-89 days	558	768
90+ days	548	878
Total delinquencies	$2,227	$2,770

Delinquencies as a percentage of finance receivables - gross balance	2.1%	2.8%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarter Ended June 30, 2006	Six Months Ended June 30, 2006

Balance at beginning of period	$5,916	$6,031
Charge-offs, net of recoveries	(1,117)	(2,303)
Provision for estimated credit losses	1,033	2,104

Balance at the end of the period	$5,832	$5,832

Net charge offs	$1,117	$2,303
Finance receivables, net of unearned finance charges	$95,598	$95,598

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	6.10%	6.10%

Annualized net charge offs as a percent of finance receivables, net of unearned finance charges	4.67%	4.82%

Allowance for loan losses as a percent of annualized net charge offs	130.53%	126.62%

Union Acceptance Company LLC
Delinquency Rates
(in thousands except percentages)

	June 30, 2006	December 31, 2005

Securitized finance receivables principal balance	$58,710	$115,031

Delinquencies:
30-59 days	4,134	7,703
60-89 days	1,001	2,390
90+ days	410	1,271
Total delinquencies	$5,545	$11,364

Delinquencies as a percentage of securitized finance receivables	9.4%	9.9%

Off-balance sheet finance receivables principal balance	$54,146	$82,300

Delinquencies:
30-59 days	2,122	2,737
60-89 days	394	859
90+ days	195	553
Total delinquencies	$2,711	$4,149

Delinquencies as a percentage of securitized finance receivables	5.0%	5.0%

Union Acceptance Company LLC
Allowance for Loan Losses - On Balance Sheet Securitized Finance Receivables
(in thousands except percentages)

	Quarters Ended June 30,		Six Months Ended June 30,
	2006	2005	2005	2005

Balance at the beginning of period	$4,867	$12,758	$6,503	$11,722
Allowance at purchase	-	362	-	3,032
Charge-offs	(2,064)	(4,901)	(6,316)	(10,599)
Recoveries	2,842	3,843	6,391	7,458
Provision (recovery) for estimated credit losses	(1,556)	1,363	(2,489)	1,812

Balance at the end of the period	$4,089	$13,425	$4,089	$13,425

Net charge offs (recoveries)	$(778)	$1,058	$(75)	$3,141
Securitized finance receivables	$58,710	$142,338	$58,710	$142,338

Allowance for loan losses as a percent of securitized finance receivables	6.96%	9.43%	6.96%	9.43%

Annualized net charge offs (recoveries) as a percent of securitized finance receivables	-5.30%	2.97%	-0.26%	4.41%

Allowance for loan losses as a percent of annualized net charge offs	nm *	317.23%	nm *	213.71%

* not meaningful

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit is a specialized subprime auto finance company, headquartered in Virginia Beach, Virginia, engaged primarily in (1) acquiring retail installment sales contracts from both franchised and independent automobile dealers which have entered into contracts with purchasers of used and, to a much lesser extent, new cars and light trucks, and (2) servicing the contract portfolio. Coastal Credit commenced operations in Virginia in 1987 and conducts business in seventeen states - Arizona, California, Delaware, Florida, Georgia, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington - through its seventeen branch locations.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of approximately $114.2 million in non-prime auto receivables, as of June 30, 2006. Since August 2003, UAC is continuing business activities under a confirmed Second Amended and Restated Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code under which net proceeds from its residual interest in its receivables portfolios and other bankruptcy estate assets must be paid to creditors holding notes and claims under the plan. During 2005 and 2006, White River purchased and now directly owns approximately 90% of UAC’s notes and general unsecured claims.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information is available in White River’s public filings with the U.S. Securities and Exchange Commission (the "SEC") (which can be viewed on the SEC’s website at www.sec.gov), including but not limited to:

•	its Annual Report on Form 10-K for the year ended December 31, 2005,

•	its Proxy Statement on Schedule 14A dated April 10, 2006, and

•	its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;

•	general economic, market, or business conditions;

•	changes in interest rates, the cost of funds, and demand for our financial services;

•	changes in our competitive position;

•	our ability to manage growth and integrate acquired businesses;

•	the opportunities that may be presented to and pursued by us;

•	competitive actions by other companies;

•	changes in laws or regulations;

•	the outcome of pending litigation;

•	changes in the policies of federal or state regulators and agencies.

These and other risks are described in White River's public filings with the SEC; see, in particular, risk factors described under Item 1A in White River’s Annual Report on Form 10-K for the year ended December 31, 2005, on file with the SEC. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

ASSETS	June 30, 2006	December 31, 2005

Cash and cash equivalents	$6,409	$6,878
Restricted cash	18,083	22,739
Securitized finance receivables—net	55,080	109,506
Finance receivables—net	77,758	70,784
Beneficial interest in Master Trust	20,676	13,968
Goodwill	35,097	35,097
Deferred tax assets	5,756	4,707
Other assets	5,810	3,315

TOTAL	$224,669	$266,994

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Collateralized financing	$65,342	$122,293
Line of credit	57,500	51,500
Secured note payable	15,000	15,000
Subordinated debentures	7,700	7,700
Note payable - Coastal Credit purchase holdback	-	3,840
Accrued interest	1,853	2,131
Amounts due to Master Trust	7,314	7,417
Creditor notes payable	1,634	1,461
Other payables and accrued expenses	3,377	2,291

Total liabilities	159,720	213,633

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 300,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 0,000,000 shares; 3,813,155 and 3,810,155 issued and outstanding at June 30, 2006 and December 31, 2005 respectively	179,259	179,157
Warrants	534	534
Accumulated other comprehensive income	20,025	13,305
Accumulated deficit	(134,869)	(139,635)

Total shareholders’ equity	64,949	53,361

TOTAL	$224,669	$266,994

WHITE RIVER CAPITAL, INC.
Book Value per Share and Tangible Book Value per Share
(in thousands except share related values)

	June 30,	December 31,
	2006	2005

Total shareholders’ equity	$64,949	$53,361
Less goodwill	(35,097)	(35,097)
Tangible book value	$29,852	$18,264

Shares outstanding	3,813,155	3,810,155

Book value per share	$17.03	$14.00
Tangible book value per share	$7.83	$4.79

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Quarters Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
INTEREST:
Interest on receivables	$9,577	$5,407	$19,609	$9,887
Accretion and other interest	2,697	4,169	3,407	5,719

Total interest income	12,274	9,576	23,016	15,606

Interest expense	(3,082)	(4,320)	(6,423)	(8,344)

Net interest margin	9,192	5,256	16,593	7,262

Recovery (provision) for estimated credit losses	523	(1,363)	385	(1,812)

Net interest margin after recovery (provision) for estimated credit losses	9,715	3,893	16,978	5,450

OTHER REVENUES:
Charge to Master Trust—net	(2,370)	(1,429)	(4,757)	(3,052)
Gain (loss) from extinguishment of debt	(202)	11,061	(202)	11,061
Other income	319	168	426	426

Total other revenues, net	(2,253)	9,800	(4,533)	8,435

OTHER EXPENSES:
Salaries and benefits	2,127	78	4,123	171
Third party servicing expense	477	817	1,180	1,627
Other operating expenses	1,611	217	3,217	606
Bankruptcy costs	57	61	131	170

Total other expenses	4,272	1,173	8,651	2,574

INCOME BEFORE INCOME TAXES	3,190	12,520	3,794	11,311

INCOME TAX BENEFIT	439	-	971	-

NET INCOME	$3,629	$12,520	$4,765	$11,311

NET INCOME PER COMMON SHARE (BASIC)	$0.95	$40.36	$1.25	$36.46

NET INCOME PER COMMON SHARE (DILUTED)	$0.94	$40.36	$1.23	$36.46

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,813,155	310,191	3,812,989	310,191

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,868,828	310,191	3,866,358	310,191